SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 7, 2013

Universal Display Corporation
(Exact Name of Registrant Specified in Charter)

Pennsylvania	1-12031	23-2372688
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

375 Phillips Boulevard
Ewing, NJ	08618
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (609) 671-0980

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

o    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Restricted Stock Unit and Performance Unit Awards

On March 7, 2013, the Board of Directors (the “Board”) of Universal Display Corporation (the “Company”), upon the recommendation of the Compensation Committee (“Committee”) of the Board, granted restricted stock units (“Restricted Stock Units”) and performance units (“Performance Units”) (including associated dividend equivalent rights that are generally subject to the same terms as the units) under the Universal Display Corporation Equity Compensation Plan (the “Plan”), to its executive officers. Grants of Restricted Stock Units in the following amounts were made to its Named Executive Officers:  Steven Abramson - 8,780; Sidney Rosenblatt - 8,780; Julia Brown - 6,167; Michael Hack - 2,121; and Janice Mahon - 2,550.  Grants of Performance Units in the following amounts were made to its Named Executive Officers: Steven Abramson - 8,780; Sidney Rosenblatt - 8,780; Julia Brown - 6,167; Michael Hack - 2,121; and Janice Mahon - 2,550.

Restricted Stock Units

Each Restricted Stock Unit award will vest in full on the second anniversary of the date of grant, provided that the award recipient remains in the Company's employ until such time. The Restricted Stock Units will vest on a pro-rata basis upon the award recipient's termination of employment with the Company by reason of death or disability, with such pro-ration to be applied based on the award recipient's service through the date of termination. Special vesting provisions will apply in the event of a change in control of the Company, as described in the Plan.
Each Restricted Stock Unit that vests will entitle the award recipient to one share of the Company's common stock. The shares will be issued as the Restricted Stock Units vest.
Performance Units
Each Performance Unit award is subject to both performance-vesting and service-vesting requirements. The performance-vesting requirement is tied to the Company's total shareholder return and cumulative revenue growth, in each case relative to the total shareholder return and cumulative revenue growth of companies comprising the Nasdaq Electronics Components Index, as measured over a two-year performance period beginning January 1, 2013 and ending December 31, 2014. The service-vesting provisions of each Performance Unit award requires the award recipient to remain in the Company's employ until March 7, 2015 in order to vest in any shares that become issuable on the basis of the performance measures described above. Pro-rata vesting will apply to the extent that the award recipient ceases employment with the Company prior to March 7, 2015 by reason of death or disability, with such pro-ration to be applied based on the Company's performance through the two-year performance period. Special vesting and payment provisions will apply in the event of a change in control of the Company, as described in the Plan.
The maximum number of Performance Units that may vest based on performance is two times the target level of shares described above. Further, if the Company's total shareholder return is negative, the Performance Units may not vest above the target level of shares.
Provided that the service and performance requirements are satisfied, each Performance Unit will vest and the vested portion of the award will be converted into actual shares of the Company's common stock. After the close of the two year performance period, the Committee will determine and certify the extent to which the performance goals have been satisfied. The shares of common stock that vest and become issuable under each Performance Unit award on the basis of that certification and the completion of the service-vesting requirement will be subject to a one-year holding period.

Equity Compensation Plan Amendment

On March 7, 2013, the Board approved non-material amendments to the Universal Display Corporation Equity Compensation Plan (the “Plan”). The Plan was amended to make clarifying changes, including the following changes:

•
Specifying that the exercise price for options and stock appreciation rights may not be less than the fair market value of a share of Company common stock on the date of grant, in order for options and stock appreciation rights to be exempt from Section 409A of the Internal Revenue Code;

•	Specifying that dividends payable on stock awards will vest and be paid on the same terms as the underlying shares;

•	Confirming that stock awards may be issued as stock units, and any dividend equivalents with respect to such stock units will vest and be paid on the same terms as the underlying stock units;

•	Confirming that awards are subject to the Company's clawback, recoupment, and share trading policies; and

•
Confirming that time-based full value awards will vest over a period of not less than three years and performance-based full value awards will vest over a period of not less than one year, provided that (a) awards may vest on an accelerated basis in the event of death, disability, retirement, or involuntary termination without cause or in the event of a change in control, and (b) up to 10% of the shares available for issuance under the Plan may be awarded without regarding to such vesting restrictions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL DISPLAY CORPORATION

By:    /s/ Sidney D. Rosenblatt
Sidney D. Rosenblatt
Executive Vice President and Chief Financial Officer

Dated: March 11, 2013